Exhibit 10.10.0

GRAFTECH INTERNATIONAL HOLDINGS, INC. COMPENSATION DEFERRAL PLAN

(As Amended and Restated Effective January 1, 2005)

-i-

GRAFTECH INTERNATIONAL HOLDINGS, INC COMPENSATION DEFERRAL PLAN

ARTICLE I

PURPOSE

1.1 The purpose of this Plan is to (i) allow Eligible Employees to defer up to 85% of their Variable Compensation, (ii) allow Eligible Employees to defer up to 50% of their base salary, and (iii) (prior to April 1, 2003 only) allow Eligible Employees to defer a portion or all of their lump sum payments otherwise payable from the SRIP, ERIP and/or EBP. Effective March 31, 2003, the Plan shall also provide for (iv) the deferral of certain lump sum benefit amounts transferred from the SRIP, ERIP and EBP, (v) an additional contribution for Eligible Employees with Employer Retirement Contributions lost under the Savings Plan because of the limitations imposed under Section 401(a)(17) of the Code, and (vi) an Additional Matching Contribution for Participants who defer up to 5% of their compensation in excess of the Code Section 401(a)(17) limit (for the relevant year) under this Plan. Effective October 31, 2003, the Plan shall also provide for the deferral of certain lump sum benefit amounts transferred from the UCAR TCN Pension Plan. Effective January 1, 2004, this Plan shall also provide for an additional credit on behalf of Eligible Employees with Employer Retirement Contributions lost under the Savings Plan because of the limitations imposed under Section 415 of the Code.

1.2 This restatement of the Plan shall be effective for amounts payable on or after January 1, 2005.

1.3 Notwithstanding any other provision of this Plan, it is intended that all Post-2004 Deferrals under this Plan satisfy the provisions of Section 409A, and this Plan shall be interpreted and administered, as necessary, to comply with such provisions.

ARTICLE II

DEFINITIONS

2.1 “Additional Matching Contributions” shall mean the amounts credited to a Participant’s account pursuant to Section 5.5(b).

2.2 “Administrative Committee” means the Non-qualified Plans Administrative Committee of the Company.

2.3 “Applicable Investment Fund Rate” means the difference between the value of each of the applicable investment funds as selected by the Administrative Committee and communicated to the Participants determined on a fund by fund basis, as of (i) the later of the Date of Deferral or the effective date of a Participant’s election under Section 8.2(c), and (ii) the relevant valuation date for determining the amount of earnings of such investment fund in accordance with Article VIII. Such value shall include any hypothetical dividends and hypothetical capital gains distributions paid on such investment fund during the period for which the Applicable Investment Fund Rate is being determined, as if such hypothetical dividends or hypothetical capital gains distributions are reinvested when payable in additional shares of such fund.

2.4 “Beneficiary” means the person, persons or estate entitled (as determined under Article VII) to receive payment under this Plan following a Participant’s death.

2.5 “Board” shall mean the Board of Directors of the Company.

2.6 “Change of Control” shall be deemed to occur if any of the following circumstances shall occur:

(a) any “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation;

(b) any “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Corporation;

(c) Present Directors and New Directors cease for any reason to constitute a majority of the Board of Directors of the Corporation (and, for purposes of this clause (c), “Present Directors” shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and “New Directors” shall mean individuals whose election by the Board or whose nomination for election as directors by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

(d) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or

(e) consummation of:

(i) a reorganization, restructuring, recapitalization, reincorporation, merger or consolidation of the Corporation (a “Business Combination”) unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Corporation outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns the Corporation or all or substantially all of the assets of the Corporation or the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Corporation, respectively, (b) no “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of the Corporation, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board of Directors of the Corporation at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation or the Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (e)(i) and (e)(ii) above, the divestiture of less than substantially all of the assets of the Corporation or the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change in Control.

Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur pursuant to clause (a) or (b) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Corporation is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company.

For purposes hereof, references to “beneficial owner” and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be “beneficial ownership”), references to the Exchange Act or rules and regulations thereunder shall mean those in effect on June 29, 2000 and references to “Common Stock” shall mean the common stock of the Corporation.

Notwithstanding the foregoing, with respect to Post-2004 Deferrals only, a Change in Control shall mean the occurrence of any one of the following circumstances:

(i)	any one person, or more than one person acting as a group, acquires ownership of stock (as determined under Section 318(a) of the Internal Revenue Code) of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Corporation; provided, however, that if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Corporation. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in the Corporation remains outstanding after the transaction.

(ii)	any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock (as determined under Section 318(a) of the Internal Revenue Code) of the Corporation possessing 35 percent or more of the total voting power of the stock of the Corporation; provided, however, that if any one person or more than one person acting as a group, is considered to own 35 percent or more of the total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Corporation.

(iii)	a majority of members of the Corporation’s Board of Directors (the “Incumbent Directors”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Incumbent Directors, provided that no other corporation is a majority shareholder of the Corporation.

(iv)

any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation or the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Corporation or the Company immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Corporation or the Company is not treated as a Change in Control if the assets are transferred to (A) a shareholder of the Corporation (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation or the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent of more of the total value or voting power of all outstanding stock of the Corporation; or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in the previous subsection (C). For purposes of this paragraph, (1) gross fair market value means the value of the assets of the Corporation or the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a person’s status is determined immediately after the transfer of the assets.

For purposes of this definition:

(a)	a “person” shall be as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(b)	persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the corporation prior to the transaction giving rise to the Change in Control and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of the Corporation at the same time, or as a result of the same public offering.”

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Company” means GrafTech International Holdings, Inc.

2.9 “Compensation” means, solely for purposes of this Plan, a Participant’s taxable base salary, taxable Variable Compensation awarded under a Variable Compensation

Plan and any compensation that is deferred by the Participant under this Plan or any other plan maintained by the Company which satisfies the requirements of Code Sections 125 or 401(k).

2.10 “Corporation” means GrafTech International Ltd., a Delaware corporation.

2.11 “Date of Deferral” means (i) with respect to Variable Compensation, the dates on which payments of Variable Compensation awards for a given Service Year would otherwise have been made, (ii) with respect to base salary deferral, the date on which the relevant salary would have been paid, (iii) with respect to amounts which would otherwise have been paid from the SRIP, ERIP or EBP, the date on which lump sum amounts would have otherwise been distributed in accordance with the terms of the SRIP, ERIP or EBP, (iv) with respect to all Frozen Non-qualified Benefits, March 31, 2003, (v) with respect to Make-up Contributions and Additional Matching Contributions, the date such Contributions are actually credited by the Company to a Participant’s account, and (vi) with respect to Frozen TCN Benefits, October 31, 2003.

2.12 “Deferred Compensation” means the amount of Compensation deferred by a Participant under this Plan pursuant to Sections 5.3, 5.4 and 5.5 of this Plan.

2.13 “Disability” shall mean a disability for purposes of the current or most recent Company Long-Term Disability Plan. With respect to Post-2004 Deferrals only, “Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (2) a Participant’s receiving, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer.

2.14 “EBP” means the UCAR Carbon Equalization Benefit Plan, as amended from time to time.

2.15 “Eligible Employee” means an individual who (i) on the date of his or her election to participate in this Plan as provided in Section 5.1, is (a) in salary grade 13 or above, and (b) a participant in a Variable Compensation Plan employed with the Company in the United States (or outside the United States to the extent such amounts to be deferred would otherwise be included as income for such person under the Code), or (ii) the Administrative Committee determines should be permitted to participate in this Plan.

2.16 “Employer Retirement Contributions” means the Employer Retirement Contributions described under, and made pursuant to, the terms of the Savings Plan.

2.17 “ERIP” means the UCAR Carbon Enhanced Retirement Income Plan, as amended from time to time.

2.18 “Excess Deferrals” means a Participant’s deferrals pursuant to Section 5.3(a)(iii) of this Plan.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.20 “Frozen Non-qualified Benefit” shall mean the lump sum benefit amount accrued and frozen under the SRIP, ERIP and EBP as of March 31, 2003, that was transferred to this Plan as of March 31, 2003 pursuant to Section 5.4(a) and reflected on Schedule A hereto.

2.21 “Frozen TCN Benefit” means the lump sum benefit amount accrued and frozen under the TCN Plan as of October 31, 2003, that was transferred to this Plan as of October 31, 2003 pursuant to Section 5.4(b) and reflected on Schedule B hereto.

2.22 “Incentive Plan” means the GrafTech Incentive Compensation Plan (effective January 1, 2003) as it may be amended from time to time, or any successor plan.

2.23 “Initial Deferral Date” shall mean the date a Participant has made an election to defer amounts to be earned in the following year (or for new Participants, for the remainder of that year), and for Make-up Contributions and Additional Matching Contributions under the Plan, Initial Deferral Date shall mean the December 31st of the year preceding the year in which such Contributions shall be allocated.

2.24 “Make-up Contributions” shall mean the amounts credited to a Participant’s account pursuant to Sections 5.5(a) and (e).

2.25 “Participant” means an Eligible Employee who (i) elects in advance to defer a portion of his or her base salary in accordance with Section 5.3 of this Plan, or (ii) elects in advance to defer a portion of his or her Variable Compensation for a given Service Year under one of the Variable Compensation Plans in accordance with Section 5.3 of this Plan, if one were to be paid to such Participant for that year, and who is in fact subsequently awarded Variable Compensation for that year, payable during the following calendar year on the Date of Deferral. Effective March 31, 2003, a Participant shall also include an Eligible Employee who (a) has a Frozen Non-qualified Benefit under the Plan, or (b) receives compensation (as defined in Section 1.16 of the Savings Plan but including any base salary and Variable Compensation deferred under this Plan for the year) for such calendar year in an amount in excess of the compensation that may be considered under Section 1.16 of the Savings Plan because of the limitations imposed by Code Section 401(a)(17). Effective October 31, 2003, a Participant shall also include an Eligible Employee who has a Frozen TCN Benefit under the Plan. Effective January 1, 2004, for purposes of Section 5.5(e) of the Plan only, a Participant shall also include an Eligible Employee who does not receive a full Employer Retirement Contribution under the Savings Plan because of the limitations imposed by Section 415 of the Code.

2.26 “Plan” means this GrafTech International Holdings, Inc. Compensation Deferral Plan, as it may be amended from time to time.

2.27 “Post-2004 Deferrals” shall mean any and all deferrals and contributions, and earnings thereon, other than deferrals and contributions to which a Participant had a legally binding right to be paid as of December 31, 2004, which right was earned and vested as of December 31, 2004, as well as all earnings accrued on such amounts.

2.28 “Retirement” shall mean with respect to any Participant, the Participant’s termination of employment with the Company and the attainment of age 50 with at least 10 years of service with the Company.

2.29 “Retirement Plan” means the GrafTech International Holdings, Inc. Retirement Plan, as amended from time to time.

2.30 “Savings Plan” means the GrafTech International Holdings, Inc. Savings Plan, as amended from time to time.

2.31 “Section 409A” shall mean Section 409A of the Code and any regulations and rulings issued thereunder.

2.32 “Service Year” means one of the calendar years including or after 1999, as to which an election may be made in accordance with Article V, and in respect of which Variable Compensation may be paid during the following calendar year on a Date of Deferral.

2.33 “SRIP” means the UCAR Carbon Supplemental Retirement Income Plan, as amended from time to time.

2.34 “TCN Plan” means the UCAR TCN Pension Plan, as amended from time to time.

2.35 “Unforeseen Emergency” means an event beyond the control of the Participant that would result in severe financial hardship to the Participant if early withdrawal of the Participant’s deferrals (including any earnings credited to him or her pursuant to Article VIII of this Plan) under this Plan were not permitted. Whether a Participant has an Unforeseen Emergency shall be determined by the Administrative Committee. With respect to Post-2004 Deferrals only, “Unforeseen Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent; loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.36 “Variable Compensation” means any amounts awarded in accordance with one of the Variable Compensation Plans.

2.37 “Variable Compensation Plans” means, collectively, the Incentive Plan and any other variable compensation plan authorized by the Administrative Committee to participate in this Plan.

ARTICLE III

ADMINISTRATION

3.1 Except as otherwise indicated, the Administrative Committee shall supervise the administration and interpretation of this Plan, may establish administrative regulations to further the purpose of this Plan and shall take any other action necessary for the proper operation of this Plan. In carrying out their responsibilities under this Plan, the Administrative Committee and other Plan fiduciaries shall have discretionary authority to interpret the terms of this Plan and to determine eligibility for entitlement to benefits, in accordance with the terms of this Plan. An interpretation made pursuant to such discretionary authority shall be given full force and effect, unless it can be shown that the interpretation or determination was arbitrary and capricious. All decisions and acts of the Administrative Committee shall be final and binding upon all Participants, their Beneficiaries and all other persons.

Notwithstanding any other provision of this Plan, it is intended that all Post-2004 Deferrals under this Plan satisfy the provisions of Section 409A, and this Plan shall be revised, interpreted and administered, as necessary, to comply with such provisions.

ARTICLE IV

ELIGIBILITY

4.1 To be eligible to participate in this Plan for a given year, a person must have become an Eligible Employee not later than the day on or before the date which an Eligible Employee must make the election provided for in Article V of this Plan for that year.

ARTICLE V

DEFERRALS

5.1 During each of the years this Plan is in effect, Eligible Employees shall be informed of the opportunity to participate in this Plan. An Eligible Employee choosing to participate in this Plan must make an election to do so on or before the date designated herein (or, if not so designated, the date designated by the Administrative Committee) and otherwise in accordance with such procedures as may be established by the Administrative Committee.

5.2 (a) An election to defer Variable Compensation under one of the Variable Compensation Plans shall be irrevocable when made until the next scheduled annual election period.

Variable Compensation awards, if any, must be deferred during the annual election period immediately preceding the calendar year in which the relevant services will be performed. Notwithstanding the foregoing, an Eligible Employee who becomes eligible to participate in this Plan after March 31, 2003 may elect to defer a Variable Compensation award during the calendar year in which services will be performed; provided, however, he or she makes an election to defer within 30 days after becoming eligible to participate in this Plan.

(b) Base salary must be deferred during the annual election period immediately preceding the calendar year in which the relevant services will be performed. Notwithstanding the foregoing, an Eligible Employee who becomes eligible to participate in this

Plan after March 31, 2003 may elect to defer a portion of his or her base salary during the calendar year in which services will be performed; provided he or she makes an election to defer within 30 days after becoming eligible to participate this Plan.

5.3 (a) On or before the date designated by the Administrative Committee and otherwise in accordance with such procedures as may be established, a Participant may elect voluntarily to defer:

(i) up to 85% of the Participant’s award under the Variable Compensation Plans (in 1% increments);

(ii) up to 50% of his or her base salary (in 1% increments); and/or

(iii) effective March 31, 2003, some or all of his or her Compensation in excess of $200,000 to the extent such Compensation has not been previously deferred under this Plan. Such $200,000 amount shall be adjusted at the same time and in the same manner as the limitation described in Code Section 401(a)(17). For the years 2004, 2005, 2006, 2007, 2008 and 2009, the applicable limits are $205,000, $210,000, $220,000, $225,000, $230,000 and $245,000, respectively. For 2003 only, Compensation for purposes of this subparagraph (iii) means only Compensation earned after March 31, 2003. While Compensation for purposes of this subparagraph (iii) means all Compensation as defined in Section 2.9, deferrals under this subparagraph (iii) may be made only from base salary and Variable Compensation. Deferrals made under this subparagraph (iii) are referred to under this Plan as “Excess Deferrals”. For any given year, a Participant’s Excess Deferrals shall not exceed 50% of his or her Compensation in excess of $200,000 (as adjusted).

(b) Except for Excess Deferrals under Section 5.3(a)(iii), a Participant must elect, during any applicable calendar year, to defer in the aggregate a minimum of $1,000 of his or her base salary or Variable Compensation in order to participate in this Plan in any particular year. Notwithstanding any provision in this Plan to the contrary, if a Participant fails to defer in the aggregate at least $1,000 of base salary or Variable Compensation in any calendar year, the Administrative Committee may, in its sole discretion, require such Participant to irrevocably elect to defer a minimum aggregate amount of $1,000 in the calendar year immediately following thereafter in order to participate in this Plan in any particular year.

5.4 (a) Effective March 31, 2003, all Frozen Non-qualified Benefits have been transferred to this Plan and are deferred in accordance with the terms hereof. A Participant shall become vested in his or her Frozen Non-qualified Benefit upon the attainment of five years of service with the Corporation and any of its subsidiaries.

(b) Effective October 31, 2003, the Frozen TCN Benefits listed on Schedule B have been transferred to this Plan and are deferred in accordance with the terms hereof. A Participant shall become vested in his or her Frozen TCN Benefit upon the attainment of five years of service with the Corporation and any of its subsidiaries.

5.5 (a) Within forty-five days after each March 31st, June 30th, September 30th and December 31st, the Company shall credit a Participant with 5% of the Participant’s Compensation (as defined in Section 1.16 of the Savings Plan without regard to Code section

401(a)(17) and without regard to deferrals of base salary and Variable Compensation under this Plan), which exceeds $210,000 (“Make-up Contributions”), provided that no credit will be made with respect to compensation for which a credit was made in a prior quarter in the year. Such $210,000 shall be adjusted at the same time and in the same manner as the limitation described in Code Section 401(a)(17). A Participant shall become vested in his or her Make-up Contributions upon the attainment of five years of service with the Corporation and any of its subsidiaries. Effective January 1, 2007, the amount of the Make-up Contributions made under this Section 5.5(a) is reduced from 5% to 1% of a Participant’s Compensation.

(b) Within forty-five days after each March 31st, June 30th, September 30th and December 31st, the Company shall credit a Participant with 100% of the first 3% and 50% of the next 2% of the Participant’s Excess Deferrals (“Additional Matching Contributions”). A Participant shall be immediately vested in his or her Additional Matching Contributions.

(c) The provisions of Sections 5.5(a) and (b) shall not apply to any Participant who has a separate agreement with the Company providing that such Participant will not receive allocations under this Section 5.5.

(d) Effective October 31, 2003, the provisions of Section 5.5(a) shall also apply to any Participant who has a Frozen TCN Benefit and is not eligible to participate in the Savings Plan; Make-up Contributions under this paragraph (d) will be made with respect to Compensation under as well as in excess of $210,000.

(e) Effective January 1, 2004, as of each December 31st, the Company shall credit a Make-Up Contribution on behalf of each Eligible Employee whose Employer Retirement Contributions under the Savings Plan are limited by the restrictions of Section 415 of the Code. The amount of the Make-Up Contribution under this paragraph (e) shall be equal to “A” minus “B”, where

“A” equals the Employer Retirement Contribution that would be made on the Participant’s behalf under the Savings Plan if the limitations of Code Section 415 were disregarded; and

“B” equals the Employer Retirement Contribution actually made on behalf of the Participant under the Savings Plan.

A Participant shall become vested in his or her Make-up Contributions under this paragraph (e) upon the attainment of five years of service with the Corporation and any of its subsidiaries.

ARTICLE VI

PAYMENTS TO PARTICIPANTS AND BENEFICIARIES

6.1 Time of Payment. (a) Subject to subsections (b), (c), (d), (e), (f), (g) and (h) of this Section 6.1, a Participant shall receive payment of his or her deferrals, and any earnings accruals credited under Article VIII, during the January next following his or her date of termination of employment. Notwithstanding the foregoing, with respect to Post-2004 Deferrals only, in the case of a payment on account of separation from service, to a Participant who is a “specified employee” as defined in Section 409A of the Code, no distribution shall be made before six months after such Participant’s separation from service; at the end of such six-month period, amounts that would have been payable but for the limitation described herein shall be paid in a lump sum on the first day of the seventh month following the Participant’s separation from service.

(b) (i) Notwithstanding any provision in this Plan to the contrary, a Participant may elect to commence receipt of payments of any amounts deferred other than Frozen Non-qualified Benefits, upon a specific future fixed year payment date(s) which is at least five years after the Date of Deferral or such shorter schedule as the Administrative Committee may determine; provided, however, that such payments must begin no later than the calendar year in which the Participant attains age 70 1/2. A Participant making such an election shall receive his or her lump sum payment in the month of the future fixed year payment date as specified by the Participant in his or her election pursuant to Section 5.1 or, if applicable, such Participant shall receive installment payments in accordance with Section 6.2. With respect to Post-2004 Deferrals only, any election under this Section 6.1(b) must be made no later than the Initial Deferral Date.

(ii) With respect to a Participant who has attained age 55 at the time of the election of his or her deferral, the five-year period described in subsection (i) of this Section 6.1(b) shall instead be one year with respect to all deferrals under this Plan.

(iii) A Participant is limited to four future fixed year payment dates. The amounts paid out in such future fixed year payments shall include the sum of a Participant’s deferrals under this Plan and any earnings accrued thereon.

(c) A Participant who has an Unforeseen Emergency may receive a distribution of all or a portion of his or her account balance, other than Frozen Non-qualified Benefits, including any earnings credited to him or her pursuant to Article VIII of this Plan; provided that the Participant may not receive an amount greater than the amount necessary to meet the Unforeseen Emergency and any amounts necessary to pay federal, state and local income taxes and penalties due as a result of a withdrawal under this Section 6.1.

(d) Notwithstanding any provision in this Plan to the contrary, for other than Post-2004 Deferrals and Frozen Non-qualified Benefits only, a Participant may, on the applicable Date of Deferral or at any time thereafter prior to a Change of Control, elect to receive payment of his or her entire account balance under this Plan at such time as a Change of Control occurs. Moreover, a Participant may elect to change his or her election to receive (or not to receive) payment of his or her entire account balance under this Plan upon the occurrence of a Change of Control at any time prior to the date that a Change of Control occurs. Any payments made under this subsection (d) shall be made in a lump sum within 45 days after the Change of Control has occurred. Notwithstanding the foregoing, with respect to Post-2004 Deferrals only, any election under this Section 6.1(d) must be made no later than the Initial Deferral Date.

(e) For other than Post-2004 Deferrals and Frozen Non-qualified Benefits only, a Participant may request a distribution of all or a portion of his or her account balance, including any earnings credited to him or her pursuant to Article VIII of this Plan, at any time and for any reason by submitting a written request to the Administrative Committee, subject to the following substantial limitations and conditions:

(i) The Participant shall permanently forfeit 10% of the amount distributed to him or her; and

(ii) If the Participant is still employed by the Company, the Participant shall not be permitted to make deferral elections into the Plan for two Plan years following the year of such a distribution.

Upon the Participant’s agreement to these two conditions, the Administrative Committee shall direct a distribution to the Participant of the amount requested, less the 10% partial forfeiture described above (which shall revert to the Company and not be paid to or for the benefit of the Participant, his or her Beneficiary or any other person). The distribution shall be made in a lump sum as soon as administratively practicable.

The provisions of this Section 6.1(e) shall not apply to any Post-2004 Deferrals.

(f) This subsection (f) shall govern the payment of vested Frozen Non-qualified Benefits, vested Frozen TCN Benefits, vested Make-up Contributions and Additional Matching Contributions under the Plan.

(i) For Participants who Retire or otherwise terminate employment after March 31, 2003 and on or before December 1, 2003, such Participants shall be paid that portion of their vested Frozen Non-qualified Benefits from this Plan that would have been paid under the SRIP, ERIP or EBP, as applicable, in the form set forth in the respective plans for the duration of the calendar year including their dates of Retirement, and such amounts shall be deducted from the Participant’s Frozen Non-qualified Benefits under this Plan; the remaining portion of the vested Frozen Non-qualified Benefits and any earnings accruals credited under Article VIII shall be paid during the January next following his or her last day of work, and such Participants may not make the elections or requests for distributions provided for in subsections (b), (c), (d), (e) and (g) of this Section 6.1.

(ii) A Participant shall begin to receive payment of his or her vested Make-up Contributions, Additional Matching Contributions and vested Frozen TCN Benefit, and Frozen Non-qualified Benefits not covered by sub-paragraph (i) hereof, and any earnings accruals credited under Article VIII, during the January next following the later of (i) his or her date of termination of employment or (ii) his or her attainment of age 50, provided however, that Participants may make the elections or requests for distributions described in subsections (b), (c), (d), (e) and (g) of this Section 6.1, except that with respect to any Post-2004 Deferrals only, the elections under subsections (b) and (d) must be made no later than the relevant Initial Deferral Date, and the election under subsection (e) shall not be available.

(iii) In no event shall a Participant receive any vested Frozen Non-qualified Benefit or vested Frozen TCN Benefit prior to age 50.

(g) For other than Frozen Non-qualified Benefits, a Participant may change the commencement date of payment only one time and subject to the following restrictions:

(i) such election is made no later than July 1 in the calendar year that the Participant terminates employment (or such later date as the Administrative Committee shall determine), to be effective no earlier than the following calendar year; and

(ii) the election is subject to the consent of the Administrative Committee.

(iii) Notwithstanding the foregoing, with respect to Post-2004 Deferrals, the one-time election to change the commencement date of payment under this Section 6.1(g) will be valid only if: (I) such election is made no later than one year prior to the distribution date then in effect, (II) for distributions other than on account of death, Disability or an Unforeseen Emergency, the new commencement date is at least five years later than the then current commencement date, (iii) the change in commencement date does not constitute an acceleration of payment, and (iv) the requirement for consent of the Administrative Committee shall not apply.

(h) Notwithstanding any other provision of this Section 6.1, or any other conflicting provision of the Plan, with respect to a Participant’s Frozen Non-qualified Benefit hereunder, the Company may determine, in its sole discretion, that some or all of such benefit shall be paid at a specified date that is earlier than the date otherwise applicable under this Section 6.1. The provisions of this subsection (h) shall not apply to any Post-2004 Deferrals.

(i) Notwithstanding any other provision of this Section 6.1, effective November 1, 2005, for Participants designated by the Company or Administrative Committee, such Participants’ participation under the Plan shall be terminated and their benefits under the Plan distributed no later than December 31, 2005. This paragraph (i) is intended to comply with and shall be administered in accordance with Q&A-20 of IRS Notice 2005-1 and other applicable provisions of the rules and regulations issued under Section 409A.

6.2 Form of Payments. (a) A Participant may elect to receive payments under this Plan in annual installments. Such installments must commence as described in Section 6.1, and must be completed by the earlier of ten years after commencement or the calendar year in which the Participant attains age 85.

(b) A Participant may elect to receive installment payments annually during each January commencing in the January that payment was otherwise due in accordance with Section 6.1.

(c) If a Participant does not elect the form of his or her payments, such payments shall be made in a lump sum payment.

(d) For other than Post-2004 Deferrals only, a Participant may change the form of payment previously elected only one time and subject to the following restrictions:

(i) such election is made no later than October 31 in the calendar year that the Participant terminates employment (or such later date as the Administrative Committee shall determine), to be effective no earlier than the following calendar year; and

(ii) the election is subject to the consent of the Administrative Committee.

(e) Notwithstanding the provisions of subsections (a) through (d) of this Section 6.2, with respect to Post-2004 Deferrals only, an election to receive payments in the form of annual installments or to change the form of payment previously elected, will be valid only if such election (I) is made no later than the relevant Initial Deferral Date, or (II) such election satisfies (A), (B), (C) and (D) as follows: (A) such election is effective no earlier than twelve months after it is made, (B) the new form of payment is not effective for at least five years after the date payment would otherwise have been made, (C) the change in payment form does not constitute an acceleration of payment, and (D) the request for consent of the Administrative Committee shall not apply.

(f) (i) For other than Post-2004 Deferrals only, if a Participant dies at any time prior to receiving any portion of his or her account balance under this Plan, payment shall be made to the Participant’s Beneficiary as follows:

(A) If the Participant’s Beneficiary is his or her surviving spouse, such Participant’s entire account balance under this Plan shall be paid as follows: (i) ten annual installments or a shorter schedule, if so elected by the surviving spouse, or (ii) a lump sum payment payable on or about the January 1st following the Participant’s death.

(B) If the Participant’s Beneficiary is someone other than his or her surviving spouse, such Participant’s entire account balance under this Plan shall be paid in a lump sum payment as soon as practical following the Participant’s death.

(C) With respect to Post-2004 Deferrals, the foregoing elections to change a time or form of payment under this subsection (f) shall not apply and the Participant’s remaining account shall be paid to his or her Beneficiary in a lump sum payment as soon as practicable after death.

(ii) If a Participant dies at any time after payment of his or her account balance under this Plan has begun, such Participant’s Beneficiary shall continue to receive payment of the Participant’s account in the same manner as the Participant elected, or such shorter payment schedule as elected by the Beneficiary.

(g) If a Participant sustains a Disability, such Participant shall receive the full amount of his or her account balance (other than deferrals to a specific future date) paid out in ten annual installments or a shorter schedule, if so elected by the Participant. Payments shall begin on the first business day of the second calendar quarter following the onset of Disability. If a Participant has elected to receive a portion or all of his or her account balance on a specific future date, that election will not be affected by the Participant’s Disability. With respect to Post-2004 Deferrals, the election of a shorter schedule of payments must be made no later than the Initial Deferral Date.

(h) (i) For other than Post-2004 Deferrals only, if any lump sum distribution otherwise payable under this Plan would be disallowed in any part as a deduction to the Company in accordance with Section 162(m) (or a successor Section) of the Code, the Administrative Committee may determine to distribute the amount of such benefit in installments such that the Participant or Beneficiary shall receive the maximum amount permissible in each installment and still preserve the Company’s full tax deduction.

(ii) For Post-2004 Deferrals, if any lump sum distribution otherwise payable under this Plan would be disallowed in any part as a deduction to the Company in accordance with Section 162(m) (or a successor Section) of the Code, the payment shall be delayed, provided that the payment shall be made either during the first taxable year in which the Company reasonably anticipates that if the payment is made during such year, the deduction of such payment will not be barred by application of section 162(m) or during the period beginning with the date of the Participant’s separation from service and ending on the later of the last day of the taxable year of the Company in which the Participant separates from service or the 15th day of the third month following the Participant’s separation from service, and provided further that where any scheduled payment to a specific Participant is delayed in accordance with this paragraph, the delay in payment will be treated as a subsequent deferral election unless all scheduled payments to that Participant that could be delayed in accordance with this paragraph are also delayed. Where the payment is delayed to a date on or after the Participant’s separation from service, the payment will be considered a payment upon a separation from service for purposes of the rules under Treasury Regulation §1.409A-3(i)(2) and, in the case of a specified employee, the date that is six months after the Participant’s separation from service is substituted for any reference to the Participant’s separation from service in the first sentence of this paragraph; in any event, no election may be provided to the Participant with respect to the timing of the payment under this paragraph (h)(ii).

6.3 Amount of Payment. Subject to Section 6.6 hereof, if a Participant is terminated by the Company for cause:

(i) With respect to that portion of the Participant’s account balance attributable to the Participant’s deferrals pursuant to Sections 5.3(a)(i), 5.3(a)(ii), and 5.3(a)(iii) hereof (“Participant Deferrals”) only, the Participant shall receive the lesser of (A) his or her Participant Deferrals, less any previous payments made, or (B) his or her account balance attributable to Participant Deferrals. For other than Post-2004 Deferrals only, the Corporation’s Board of Directors may determine whether the amount payable under this paragraph (i) shall be paid in the form previously elected by the Participant, or in some other form of payment.

(ii) With respect to the remainder of the Participant’s vested account balance, the Corporation’s Board of Directors may determine whether some or all of such amounts shall be terminated or, for other than Post-2004 Deferrals only, suspended or, for other than Post-2004 Deferrals only, if any such amounts are not terminated or suspended, the Corporation’s Board may determine the applicable form of payment of such amounts.

6.4 Payment in U.S. Dollars. All payments under this Plan shall be made in U.S. dollars.

6.5 Reduction of Payments. All payments under this Plan shall be reduced by any and all amounts that the Company is required to withhold pursuant to applicable law.

6.6 Detrimental Conduct. If the Board of Directors of the Corporation determines, after a hearing, that a Participant who is eligible to receive or is receiving his or her account balance under this Plan has engaged in Detrimental Conduct as defined below:

(i) With respect to that portion of the Participant’s account balance attributable to the Participant’s deferrals pursuant to Sections 5.3(a)(i), 5.3(a)(ii), and 5.3(a)(iii) hereof (“Participant Deferrals”), the Participant shall receive the lesser of (A) his or her Participant Deferrals, less any previous payments made, or (B) his or her account balance attributable to Participant Deferrals. For other than Post-2004 Deferrals only, the Corporation’s Board of Directors may determine whether the amount payable under this paragraph (i) shall be paid in the form previously elected by the Participant, or in some other form of payment.

(ii) With respect to the remainder of the Participant’s vested account balance, the Corporation’s Board of Directors may determine whether some or all of such amounts shall be terminated or for other than Post-2004 Deferrals only, suspended or, for other than Post-2004 Deferrals only, if any such amounts are not terminated or suspended, the Corporation’s Board may determine the applicable form of payment of such amounts.

(iii) “Detrimental Conduct” for these purposes includes activities which have been, are or would reasonably be expected to be detrimental to interests of the Corporation or any of its subsidiaries, as determined in the sole and good faith judgment of the Board of Directors of the Corporation. Such activities include, but are not limited to, unlawful conduct under securities, antitrust, tax or other laws, improper disclosure or use of confidential or proprietary information or trade secrets, competition with or improper taking of a corporate opportunity of any business of the Corporation or any of its subsidiaries, failure to cooperate in any investigation or legal proceeding, or misappropriation of property.

6.7 409A Transition Rule. This Section 6.7 shall apply for the calendar year 2008. Effective January 1, 2008, a Participant may make a new election as to the time and/or form of payment of benefits as otherwise permitted under this Article VI, provided that (i) such Participant has not commenced payment of his or her benefit, (ii) such new election is made no later than December 31, 2008, and (iii) such new election does not affect payments that the Participant would otherwise receive in 2008 or cause payments to be made in 2008. This Section 6.7 is intended to comply with, and shall be administered in accordance with, the special transition rule provided for in Q&A-19(c) of IRS Notice 2005-1, Notice 2006-79, Notice 2007-86, and other applicable provisions of the rules and regulations issued under Code section 409A.

ARTICLE VII

BENEFICIARIES

7.1 A Participant may at any time, and from time to time, prior to his or her death designate one or more Beneficiaries to receive any payments to be made following the Participant’s death. If no such designation is on file with the Company at the time of a Participant’s death, the Participant’s Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant under the Savings Plan. If a Participant has not effectively designated a beneficiary under the Savings Plan, or if no designated beneficiary has survived the Participant, the Participant’s Beneficiary shall be the Participant’s surviving spouse or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant’s death, despite mail notification to the Beneficiary’s last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Administrative Committee, the Beneficiary shall be treated as having predeceased the Participant. The Administrative Committee may require such proof of death and such evidence of the right of any person to receive all or part of a deceased Participant’s account balance as the Administrative Committee may consider appropriate. The Administrative Committee may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person.

ARTICLE VIII

EARNINGS ACCRUALS

8.1 Each Participant’s account balance under this Plan shall be credited with earnings from the Date of Deferral through a date as close as practicable to the date such deferral is paid out or withdrawn pursuant to Article VI. Earnings under this Section 8.1 shall accrue at the rate elected in accordance with Section 8.2. Notwithstanding the foregoing, with respect to UCI Participants’ accounts, earnings accruals will cease prior to the closing date of the UCI Sale, as close to such closing date as administratively feasible, as necessary to allow for a payout of such accounts as of the closing date of the UCI Sale.

8.2 (a) Earnings accruing in accordance with Section 8.1 shall accrue at the Applicable Investment Fund Rate.

(b) Subject to subparagraph (c) of this Section 8.2, a Participant shall designate at the time of his or her election to defer any amounts under this Plan which accrual rate or rates shall apply to his or her deferrals; provided, however, such elections must be in whole percentage points. Subject to subparagraph (c) of this Section 8.2, such elections shall be effective as of the Date of Deferral through a date as close as practicable to the date such deferral is paid out or withdrawn pursuant to Article VI.

(c) A Participant may elect on a daily basis to change the accrual rate under this Section 8.2 with respect to any or all previous deferrals under this Plan.

(d) Notwithstanding subparagraph (b) of this Section 8.2, a Participant who either (i) is subject to Section 16 of the Exchange Act or (ii) is deemed subject to Section 16 of the Exchange Act by the Administrative Committee may utilize the GrafTech Nonqualified Stock Fund rate at the time of his or her election to defer any amounts under this Plan; provided, however, that such allocated amounts shall not be eligible for reallocation to another accrual rate under this Section 8.2 for a period of 6 months from the Date of Deferral.

ARTICLE IX

GENERAL PROVISIONS

9.1 Prohibition of Assignment or Transfer. Any assignment, hypothecation, pledge or transfer of a Participant’s or Beneficiary’s right to receive payments under this Plan shall be null and void and shall be disregarded, except to the extent required by law.

9.2 Plan Not to Be Funded. The Company is not required, for the purpose of funding this Plan, to segregate any monies from its general funds, create any trusts, or make any special deposits, which will give a Participant greater rights than those of a general unsecured creditor of the Company, and the right of a Participant or Beneficiary to receive a payment under this Plan shall be no greater than the right of an unsecured general creditor of the Company.

9.3 Effect of Participation. Neither selection as a Participant, nor an election to participate or participation in this Plan, shall entitle a Participant to receive awards under the Variable Compensation Plans, SRIP, ERIP or EBP, or the TCN Plan or affect the Company’s right to discharge a Participant.

9.4 Communications To Be in Writing. All elections, requests and communications to the Company from Participants and Beneficiaries, and all communications to such persons from the Company, shall be in writing, and in such form and manner, and within such time, as the Company shall determine. In lieu of the foregoing, the Company may install a telephonic voice response system or utilize electronic means (such as e-mail or the internet) for such elections, requests and communications.

9.5 Absence of Liability. No officer, director or employee of the Company shall be personally liable for any acts or omission to act under this Plan or, except in circumstances involving bad faith, for such officer’s, director’s or employee’s own act or omission to act.

9.6 Titles for Reference Only. The titles given herein to sections and subsections are for reference only and are not to be used to interpret the provisions of this Plan.

9.7 Delaware Law To Govern. Subject to the last paragraph of Article III of this Plan, all questions pertaining to the construction, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with Delaware law.

9.8 Amendment. The Board with the consent of the Board of the Corporation (and, as described in the next sentence, the Administrative Committee) may amend this Plan at any time, but no amendment may be adopted which alters the payments due Participants or Beneficiaries, as of the date of the amendment, or the times at which payments are due, without the consent of each Participant affected by the amendment and of each Beneficiary (of a then deceased Participant) affected by the amendment. The Administrative Committee may authorize any amendment which, either by itself or when aggregated with other amendments adopted during the calendar year, does not increase the Company’s annual cost of any past or future benefits under this Plan by more than $500,000.

9.9 Plan Termination. The Board with the consent of the Board of the Corporation may terminate this Plan for any reason and at any time. In the event of such termination:

(a) The non-Post-2004 Deferral portions of accounts of Participants and Beneficiaries under this Plan shall become immediately payable in accordance with Section 6.1 and the Board, in its discretion, may decide to make lump sum payments in lieu of annual payments.

(b) With respect to Post-2004 Deferrals, such amounts and accrued earnings thereon shall be distributed only upon the earliest to occur of the following events:

1.	Termination and liquidation of the Plan within 12 months of a qualifying corporate dissolution or bankruptcy;

2.	Termination and liquidation of the Plan pursuant to irrevocable action of the Company within 30 days before, or 12 months after, a Change of Control;

3.	A termination and liquidation of the Plan (i) that does not occur proximate to a downturn in the Company’s financial condition; (ii) where all plans required to be aggregated with the Plan are terminated; (iii) where no liquidation payments are made for at least 12 months after the Plan is terminated; (iv) where all payments are made by 24 months after the Plan is terminated; and (v) where the Company does not adopt a new plan of the same type, for at least three years after the Plan is terminated; or

4.	The applicable time or event under Article VI of the Plan.

9.10 Successors of the Company. The Company will require any Successor to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Plan, “Successor” shall mean any person that obtains or succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company’s business directly, by merger or consolidation, or indirectly, by purchase of voting securities of the Company, by acquisition of rights to vote voting securities of the Company or otherwise, including but not limited to any person or group that acquires the beneficial ownership or voting rights described in the definition of Change of Control.

GRAFTECH INTERNATIONAL HOLDINGS, INC.

By:

SCHEDULE A

LIST OF FROZEN NON-QUALIFIED BENEFITS

TRANSFERRED PURSUANT TO

SECTION 5.4(a) OF THE PLAN

The following schedule sets out the aggregate lump sum benefit amounts transferred from the SRIP, ERIP and EBP as of March 31, 2003 pursuant to Section 5.4(a) of the Plan, with respect to the indicated Participants as well as any other individual who becomes known to have such a benefit in the future.

Name		Lump Sum Amount
ASMUSSEN	ERICK	$17,860.60
BANZER	JOSEPH	10,051.88
BARNARD	PETRUS	1,404,779.90
BATTY	LIONEL	36,924.31
BEIGHTOL	FREDERICK	64,549.78
BELING	LUIZ	794,147.13
BLAIR	DARRELL	6,333.67
BLOWES	BRIAN ERIC	5,725.28
BOARDMAN	TIMOTHY	5,506.12
BOWER	MICHAEL	29,657.58
BOWMAN	BRIAN	48,908.39
BREWER	KIM	42,476.14
BROOKS	STEVEN	9,302.06
BURKETT	THOMAS	21,048.26
BURSLEY	JUANITA	6,337.30
CALARCO	PAUL	168,985.47
CARR	MICHAEL	14,566.94
Cate	William	930,725.30
CHANG	CHING-FENG	36,997.58
DEFAZIO	CHARLES	26,462.44
DEGASPERIS	CORRADO	45,609.56
DOW JR	WILLIAM ARTH	5,593.38
DOWDLE	THOMAS	12,622.29
DUNCANSON	PETER	8,067.55
ERWIN	J DEAN	21,479.79
FREITAS	LUIZ	43,094.62
FRYDENBERG	ALLEN	12,673.15
GAROFALO	ELISE	8,054.67
GRIFFITHS	MICHAEL	24,647.80
GRIGGS	DOUGLAS	2,871.09
HAWORTH	JOSEPH	57,057.12
HAWTHORNE	JOEL	12,328.61
HEDGE	JOHN	15,668.36
HEINZ	STEPHEN	42,934.41

1

HIGGINS	LUKE	7,954.49
HILMER	DAVID	12,734.41
INTERMILL	ALLAN	57,181.79
JACQUES	THOMAS	3,488.52
JUDD	BARRY	14,841.80
KAMPE	DENNIS	9,977.76
KENT	EDGAR	10,372.79
KLOTZ	JAMES	33,769.46
KOLTS	CARL	6,966.40
KORTOVICH	JAMES	30,332.32
KRASSOWSKI	DANIEL	3,794.97
LEWIS	RICHARD	35,016.01
LYNCH	RANDALL	20,092.04
MARICONDA JR	ALBERT	2,683.21
MARINO	GAIL CEHAK	12,654.60
MASON	SCOTT CARTER	577,717.73
MERCURI	ROBERT	40,115.45
MICHALS	TED	3,759.58
MIESKOWSKI	DAVID	14,963.76
MILLER	DOUGLAS	2,998.63
MITCHEM	RONNIE	291,172.56
NARWOLD	KAREN LEE	151,242.60
NORLEY	JULIAN	9,663.97
NORTHINGTON	NANCY	10,066.46
OSTERMAN	EDWARD	21,503.89
PEGRAM	JAMES	3,532.64
PLAYFORD	GILBERT	7,686,209.88
REEP	DAVID	27,102.05
SHEN	WEI-MING	21,376.15
SHULAR	CRAIG	2,993,140.55
SMITH	ROBERT	14,878.59
SMITH	THOMAS	11,813.83
STAMM	ROBERT	46,123.39
TONER	JOHN A	98,786.50
TURK	DAVID	51,431.60
WAYNE	PAUL	28,769.56
WENSKE	JAMES	35,252.14
WETULA	JOHN	76,784.34
WHITE	DONALD KENNE	18,742.64

2

SCHEDULE B

LIST OF FROZEN TCN BENEFITS

TRANSFERRED PURSUANT TO

SECTION 5.4(b) OF THE PLAN

The following schedule sets out the aggregate lump sum benefit amounts transferred from the TCN Plan as of October 31, 2003 pursuant to Section 5.4(b) of the Plan.

Name	Lump Sum Amount
Lionel Batty	$57,916
Gerhard Hanson	$20,244

3